                                                                    Exhibit 23.1





                                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated June 24, 1998, which appears in School Specialty, Inc.'s Annual Report on Form 10-K for the year ended April 25, 1998; (ii) our report dated September 3, 1998, relating to the financial statements of Hammond & Stephens Company, which appears in the current Report on Form 8-K of School Specialty, Inc. dated September 14, 1998.


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
September 18, 1998